UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2007

WILLIS GROUP HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda	No. 001- 16503	No. 98-0352587

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited Ten Trinity Square London EC3P 3AX, England
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (011) 44-20-7488-8111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 23, 2007, Willis North America Inc., a Delaware corporation, (the “Issuer”), Willis Group Holdings Limited, a Bermuda company and the parent company of Issuer (the “Parent”), and TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited and Willis Group Limited (each a company organized under the laws of England and Wales, and, together with Parent, collectively comprise substantially all of the direct and indirect parent entities of Issuer, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Issuer agreed to sell to the Underwriters $600,000,000 aggregate principal amount of its 6.20% Senior Notes Due 2017, fully and unconditionally guaranteed by the Guarantors (the “Notes”). On March 28, 2007, the Issuer, the Guarantors and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”) executed a Second Supplemental Indenture, dated as of March 28, 2007 to the Indenture dated as of July 1, 2005 among the Issuer, the Guarantors and the Trustee (the “Supplemental Indenture”).

The foregoing description of the Underwriting Agreement and of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and of the Supplemental Indenture, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, hereto and are incorporated by reference herein.

A copy of the Parent’s press release dated March 23, 2007 announcing the pricing of the Notes is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

1.1	Underwriting Agreement, dated as of March 23, 2007, among the Issuer, the Guarantors and the Underwriters.
4.1	Second Supplemental Indenture dated as of March 28, 2007 among the Issuer, the Guarantors and Trustee.
24.1	Power of Attorney for Anna C. Catalano dated March 8, 2007
99.1	Press Release dated March 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED (Registrant)

Date: March 29, 2007	By:	/s/ Mary E. Caiazzo
Name: Mary E. Caiazzo
Title: Chief Legal Officer

4